EXHIBIT 99.1

January 29, 2013

To Our Members,

The Board of Directors of the Federal Home Loan Bank of Chicago has declared a cash dividend at an annualized rate of 0.30% per share, based on the Bank's preliminary financial results for the fourth quarter of 2012. Consistent with the Bank's current dividend rate guidelines which cap the dividend at no more than the average three-month LIBOR rate for the quarter and the decline in short-term rates during the quarter, the dividend rate also marginally declined. The dividend will be paid by crediting your account as of February 13, 2013.

We expect to file our Annual Report on Form 10-K prior to March 29, 2013, but you can read information about our preliminary 2012 results in the member letter we plan to email on February 14. We will also post it on our website, www.fhlbc.com.

We are pleased that the Bank's financial performance supports the continuation of a reasonable dividend payment and look forward to working with you this year on customized strategies and solutions to meet your specific needs.

Best regards,

/s/ Matt Feldman

Matt Feldman
President and CEO

This letter contains forward-looking statements which are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “anticipates,” “believes,” “expects,” “could,” “plans,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. We caution that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements, and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in mortgage interest rates and prepayment speeds on mortgage assets, our ability to successfully transition to a new business model and to pay future dividends, our ability to successfully implement our plan to repurchase excess stock, and the risk factors set forth in our periodic filings with the Securities and Exchange Commission, which are available on our website at www.fhlbc.com. We assume no obligation to update any forward-looking statements made in this letter.